UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2026

HEALTHY CHOICE WELLNESS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-42274	88-4128927
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3800 N. 28th Way, #1

Hollywood, Florida 33020

(Address of Principal Executive Office) (Zip Code)

(305) 600-5004

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	HCWC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously announced, on August 27, 2026, following the special meeting of stockholders of Healthy Choice Wellness Corp., a Delaware corporation (the “Company”), held on August 27, 2026 (the “Special Meeting”), the Company’s board of directors (the “Board”) approved a one-for-thirty-five reverse stock split (the “Reverse Stock Split”) of the Company’s Class A common stock, par value $0.001 per share (the “Common Stock”). Following Board approval and announcement of the Reverse Stock Split, the Company filed a Certificate of Amendment (the “Amendment”) to its Second Amended and Restated Certificate of Incorporation (the “Charter”) with the Secretary of State of the State of Delaware to, among other things, (i) effect the Reverse Stock Split, (ii) increase the total number of shares of capital stock that the Company is authorized to issue, and (iii) permit stockholders of the Company to act by written consent in lieu of a meeting, with the Amendment becoming effective as of 11:59 p.m. Eastern Time on August 28, 2026 (the “Effective Time”).

The Amendment amended Article IV of the Charter to effect the Reverse Stock Split. At the Effective Time, every thirty-five (35) shares of Common Stock issued and outstanding immediately prior to the Effective Time were automatically converted into one share of Common Stock, without any change in the par value per share of the Common Stock. No fractional shares were issued in connection with the Reverse Stock Split. Stockholders of record who would otherwise have been entitled to receive a fractional share of Common Stock as a result of the Reverse Stock Split instead had that fractional interest rounded up to the next whole share of Common Stock, after aggregating all fractional shares issuable to such stockholder. No stockholders received cash in lieu of fractional shares.

The Common Stock began trading on a split-adjusted basis under the new CUSIP number 42227T303 on the NYSE American at market open on August 31, 2026.

The Amendment further amended Article IV of the Charter to increase the total number of shares of capital stock that the Company is authorized to issue from 600,000,000 shares to 2,000,000,000 shares, consisting of (i) 1,960,000,000 shares of common stock, par value $0.001 per share, including 1,900,000,000 shares of Class A common stock and 60,000,000 shares of Class B common stock, and (ii) 40,000,000 shares of preferred stock, par value $0.001 per share, including 13,250 shares designated as Series A Convertible Preferred Stock. This increase in authorized capital stock was approved by the Company’s stockholders at the Special Meeting.

The Amendment also amended Article VII of the Charter to, among other things, permit stockholders of the Company to take any action required or permitted to be taken at an annual or special meeting of stockholders without a meeting, without prior notice and without a vote, by written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware. This change was approved by the Company’s stockholders at the Special Meeting.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation of Healthy Choice Wellness Corp.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHY CHOICE WELLNESS CORP.

Date:	August 31, 2026	By:	/s/ Jeffrey E. Holman
Jeffrey E. Holman
Chief Executive Officer